AMENDMENT NUMBER THREE

                                to

                          $3,000,000,000
                    REVOLVING CREDIT AGREEMENT

                   dated as of December 1, 1993
                             between
                        GANNETT CO., INC.
                               and
                     BANK OF AMERICA NT&SA,
                 MORGAN GUARANTY TRUST COMPANY,
          NATIONSBANK N.A. (CAROLINAS), FIRST CHICAGO NBD,
                         CITIBANK, N.A.,
     THE FUJI BANK, LIMITED, TORONTO DOMINION (TEXAS), INC.,
         WACHOVIA BANK OF GEORGIA, N.A., BANK OF HAWAII,
           WELLS FARGO BANK, THE BANK OF NOVA SCOTIA,
                 THE CHASE MANHATTAN BANK, N.A.,
              DEUTSCHE BANK AG, MARINE MIDLAND BANK,
                 PNC BANK, NATIONAL ASSOCIATION,
          ROYAL BANK OF CANADA, THE SANWA BANK, LIMITED,
          CRESTAR BANK, THE NORTHERN TRUST COMPANY, and
               THE FIRST NATIONAL BANK OF MARYLAND,


                           as amended

                        GANNETT CO., INC.

                      Amendment Number Three
                                to
                          $3,000,000,000
                    Revolving Credit Agreement


      This Amendment Number Three is made as of August 20, 1996 between Gannett Co., Inc., a Delaware corporation ("Gannett"), and the Banks signatory hereto (each called a "Bank" and collectively the "Banks"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement (as defined below).

      Gannett entered into a $1,000,000,000 Revolving Credit Agreement with the Banks dated December 1, 1993 (the "Agreement"). On
August 1, 1994, pursuant to Amendment Number One to the Agreement, the Agreement was amended to increase the aggregate commitment to $1,500,000,000, extend the Expiration Date and modify the Facility Fee.

      On November 13, 1995, pursuant to Amendment Number Two to the Agreement, the Agreement was amended to increase the aggregate commitment to $3,000,000,000, extend the Expiration Date, modify the Facility Fee, adjust the Applicable Margin in effect with respect to the Money Market Rate and the Eurodollar Rate, and amend Schedule 1 to the Agreement.

      Gannett and the Banks wish to further amend the Agreement to modify the notice requirements with respect to Alternate Rate Advances, to eliminate a certain representation regarding environmental matters as a condition to lending and to reflect a change in certain of the Banks.

      The parties hereby agree as follows:

      1. The terms "this Agreement," "hereunder," "herein" and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

      2. Section 3(b)(i) of the Agreement shall be amended in its entirety to read as follows:

         3(b).  Money Market and Alternate Rate Advances

             (i) For each Money Market Advance and Alternate Rate Advance,
                 Gannett shall deliver to the Servicing Bank notice before such proposed Borrowing specifying the total amount of such Borrowing, whether it is to be comprised of Money Market Advances or Alternate Rate Advances, the applicable N.Y. Interest Period, the amount thereof which is to be loaned by each Bank, the date of such proposed Borrowing and the Maturity Date, which shall not be later than the Expiration Date. Notice with respect to Money Market Advances shall be delivered at least one Business Day prior to the proposed Borrowing. Notice with respect to Alternate Rate Advances may be delivered on or prior to the date of the proposed Borrowing, provided that with respect to same day notice such notice shall have been received by the Servicing
                 Bank by 12:00 p.m. (New York, New York time) on the date of the proposed Borrowing. Upon its receipt of Gannett's notice, the Servicing Bank shall promptly notify each Bank by telecopy of the date of the proposed borrowing, the amount to be loaned by such Bank, whether it is to be a Money Market Advance or an Alternate Rate Advance, the N.Y. Interest Period and the Maturity Date, which shall be the last day of the N.Y. Interest Period. Thereafter, the Servicing Bank shall forward a xerographic copy of Gannett's notice to each other Bank. On the date specified in any such notice with respect to Money Market Advances or Alternate Rate Advances for which longer than same day notice has been provided, each Bank shall make its share of the Borrowing available in immediately available funds to Gannett at the principal office of the Servicing Bank prior to 11:00 a.m.
                 (New York, New York time).  With respect to Alternate
                 Rate Advances for which same day notice has been provided, each Bank shall make its share of the Borrowing available in immediately available funds to Gannett at the principal office of the Servicing Bank as promptly as possible following notice from the Servicing Bank as to the proposed Borrowing, and in any event prior to 2:00 p.m.
                 on such day.

      3. Section 7(a) shall be amended by deleting from clause (ii) thereof the words "and 5(h)" and inserting before the reference to "5(g)" and in place of the comma preceding the reference to 5(g) the word "and".

      4. Schedule 1 of the Agreement shall be amended in its entirety to read as set forth in Schedule 1 to this Amendment, and those financial institutions whose names appear on Schedule 1 hereto shall each be a "Bank" and, collectively, the "Banks" for all purposes under the Agreement and this Amendment No. 3.

      5. The terms of this Agreement shall be in addition to and shall in no way impair the full force and effect of the Agreement (except as specifically amended herein).

      6. This Amendment may be executed by the parties in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      7. THIS AMENDMENT NUMBER THREE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties have executed this Amendment Number Three as of the date first written above.

                           GANNETT CO., INC.

                                    /s/
                           By:     ___________________________________
                              Name:  Gracia C. Martore
                              Title: Vice President/Treasury Services


                           BANK OF AMERICA NT&SA

                                    /s/
                           By:     ___________________________________
                              Name:  Amy S. Trapp
                              Title: Vice President

                           THE CHASE MANHATTAN BANK, N.A. (as
                           successor by merger with Chemical Bank)

                                    /s/
                           By:     ___________________________________
                              Name:  John J. Huber, III
                              Title: Managing Director

                           MORGAN GUARANTY TRUST COMPANY

                                    /s/
                           By:     ___________________________________
                              Name:  Eugenia Wilds
                              Title: Vice President

                           NATIONSBANK N.A. (CAROLINAS)

                                    /s/
                           By:     ___________________________________
                              Name:  Daniel J. Rabbitt
                              Title: Officer


                           FIRST CHICAGO NBD (formerly known as The
                           First National Bank of Chicago)

                                    /s/
                           By:     ___________________________________
                              Name:  Michael P. King
                              Title: Corporate Banking Officer


                           CITIBANK, N.A.

                                    /s/
                           By:     ___________________________________
                              Name:  Eric Hattner, Attorney-in-Fact
                              Title: Vice President


                           THE FUJI BANK, LIMITED

                                    /s/
                           By:     ___________________________________
                              Name:  Toshiaki Yakura
                              Title: SVP and Group Head


                           TORONTO DOMINION (TEXAS), INC.

                                    /s/
                           By:     ___________________________________
                              Name:  Neva Nesbitt
                              Title: Vice President



                           WACHOVIA BANK OF GEORGIA, N.A.

                                    /s/
                           By:     ___________________________________
                              Name:  Fitzhugh L. Wickham
                              Title: Vice President


                           BANK OF HAWAII

                                    /s/
                           By:     ___________________________________
                              Name:  Bruce Helberg
                              Title: Officer


                           WELLS FARGO BANK (as successor by merger with First Interstate Bank of California)

                                    /s/
                           By:     ___________________________________
                              Name:  Daniel H. Ham
                              Title: Vice President


                           THE BANK OF NOVA SCOTIA

                                    /s/
                           By:     ___________________________________
                              Name:  Vincent J. Fitzgerald, Jr.
                              Title: Authorized Signatory


                           DEUTSCHE BANK AG

                                    /s/
                           By:     ___________________________________
                              Name:  Saead Ahmad
                              Title: Assistant Vice President

                                    /s/
                           By:     ___________________________________
                              Name:  John R. Lilly
                              Title: Vice President


                           MARINE MIDLAND BANK

                                    /s/
                           By:     ___________________________________
                              Name:  Gay R. Nudd
                              Title: Vice President


                           PNC BANK, NATIONAL ASSOCIATION

                                    /s/
                           By:     ___________________________________
                              Name:  Daniel E. Hopkins
                              Title: Vice President


                           ROYAL BANK OF CANADA

                                    /s/
                           By:     ___________________________________
                              Name:  Barbara Meyer
                              Title: Senior Manager


                           THE SANWA BANK, LIMITED

                                    /s/
                           By:     ___________________________________
                              Name:  William M. Plough
                              Title: Vice President

                           CRESTAR BANK

                                    /s/
                           By:     ___________________________________
                              Name:  William F. Lindlaw
                              Title: Vice President

                           THE NORTHERN TRUST COMPANY

                                    /s/
                           By:     ___________________________________
                              Name:  Joseph Yacullo
                              Title: Vice President


                           THE FIRST NATIONAL BANK OF MARYLAND

                                   /s/
                           By:     ___________________________________
                              Name:  Shaun E. Murphy
                              Title: Vice President

                             SCHEDULE 1


                      COMMITMENTS OF THE BANKS



NAME, ADDRESS AND TELECOPY                COMMITMENT
AMOUNT
NUMBER OF BANK

                           CO-ARRANGERS

Bank of America NT&SA                               $250,000,000
1850 Gateway Blvd.
Concord, CA  94520
Telecopy:  510-675-7531 or 7532

   With a copy to:

   Bank of America NT&SA
   335 Madison Avenue
   New York, NY  10017
   Telecopy:  212-270-2056

The Chase Manhattan Bank, N.A.                      $250,000,000
(as successor by merger with Chemical Bank)
270 Park Avenue
New York, NY 10017
Telecopy:    212-270-2056

Morgan Guaranty Trust Company                       $250,000,000
60 Wall Street, 22nd Floor
New York, NY  10260-0060
Telecopy:    212-648-5018

NationsBank N.A. (Carolinas)                        $250,000,000
Communications Finance Division
901 Main Street, 64th Floor
Dallas, TX 75202-3748

First Chicago NBD                                   $250,000,000
(formerly known as The First National
Bank of Chicago)
One First National Plaza
Mail Suite 0374
Chicago, Il  60670-0083
Telecopy:  312-732-3885



                             CO-AGENTS

Citibank, N.A.                                      $150,000,000
399 Park Avenue
New York, NY  10043
Telecopy:   212-793-6873

The Fuji Bank, Limited                              $150,000,000
Two World Trade Center, 79th Floor
New York, NY  10048
Telecopy:  212-912-9407

Toronto Dominion (Texas), Inc.                      $150,000,000
909 Fannin, Suite 1700
Houston, TX  77010
Telecopy:   713-951-9921

     With a copy to:

     The Toronto-Dominion Bank
     31 West 52nd Street
     New York, NY  10019-6101
     Telecopy:  212-262-1926

Wachovia Bank of Georgia, N.A.                       $150,000,000
191 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-332-6898


                           LEAD MANAGERS

Bank of Hawaii                                       $125,000,000
130 Merchant Street, 20th Floor
Honolulu, HI  96813
Telecopy:    602-752-8007

     With a copy to:

     Bank of Hawaii
     1839 S. Alma School Board
     Suite 150
     Mesa, Arizona  85210
     Telecopy:  602-752-8007

Wells Fargo Bank                                     $125,000,000
(as successor by merger with
First Interstate Bank of California)
885 Third Avenue
New York, NY  10022-4802
Telecopy:    212-593-5238

The Bank of Nova Scotia
$100,000,000
New York Agency1 Liberty Plaza, 26th Floor
New York, NY  10006
Telecopy:  212-225-5090 or 5091

The Chase Manhattan Bank, N.A.                       $100,000,000
One Chase SquareCorp. Industries Dept.
Tower 9
Rochester, NY  14643
Telecopy:    716-258-4258

Deutsche Bank AG                                     $100,000,000
New York Branch and/or
Cayman Islands Branch
31 West 52nd Street
New York, N.Y. 10019
Telecopy:   212-474-7936

Marine Midland Bank                                  $100,000,000
One Marine Midland Plaza
Rochester, New York  14639
Telecopy:   716-238-7140

PNC Bank, National Association                       $100,000,000
Communications Banking Division
MS 12-09-01
Land Title Building
100 South Broad Street
Philadelphia, PA 19110
Attn: Scott C. Meves
Telecopy: 215-585-6680

Royal Bank of Canada                                 $100,000,000
c/o Grand Cayman (North America #1) Branch
Financial Square
New York, N.Y. 10005-3531
Telecopy:   212-428-2372

The Sanwa Bank, Limited
$100,000,000
Atlanta AgencyGeorgia-Pacific Center
Suite 4750
133 Peachtree Street, N.E.
Atlanta, GA  30303
Telecopy:    404-589-1629


                              LENDERS

Crestar Bank                                         $ 75,000,000
1445 New York Avenue, N.W.
Corporate Division - Third Floor
Washington, DC  20005
Telecopy:  202-879-6137


The Northern Trust Company                           $ 75,000,000
50 South  LaSalle  Street - B11
Chicago, IL  60675
Telecopy:    312-444-3508


The First National Bank of Maryland                  $ 50,000,000
1800 K Street, N.W., Suite 1010
Washington, DC  20006
Telecopy:  202-775-4838


                           TOTAL                   $3,000,000,000